EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C § 1350, the undersigned officer of Tronox Limited (the “Registrant”) hereby certifies that the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Report”) fully complies with the requirements of Section

13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

February 27, 2014

/s/ THOMAS CASEY
Thomas Casey
Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.